Exhibit (c)

CONFIDENTIAL

Presentation to the Board of Directors

Review of Strategic Alternatives for RNA

     Goldman, Sachs & Co.
     30-May-2003

CONFIDENTIAL

Agenda

I.      Comparison of Various ICN Alternatives

II.     Market Information on RNA

III.    Overview of Buy-in Process and Key Issues

IV.    Precedent Minority Transactions

CONFIDENTIAL

I.     Comparison of Various ICN Alternatives

CONFIDENTIAL

ICN Key Financials – Income Statement Comparison of Various Strategic Alternatives ($ in millions, except per share data)

Illustrative and Preliminary

		Status Quo		Spin-off RNA		Buyback Public Float [1]

Income Statement	2002A	2003E	2004E	2003E	2004E	2003E	2004E

Total revenue	$737	$777	$728	$518	$590	$777	$728
Revenue YoY growth		5.4%	(6.2)%	(29.7)%	13.9%	5.4%	(6.2)%

EBIT	$211	$231	$169	$51	$74	$231	$169
EBIT margin	28.6%	29.8%	23.3%	9.9%	12.6%	29.8%	23.3%
EBIT YoY growth		9.7%	(26.7)%	(75.8)%	45.2%	9.7%	(26.7)%

Net income	$88	$104	$88	$9	$34	$127	$96

Net income margin	12.0%	13.4%	12.0%	1.7%	5.7%	16.3%	13.1%
Net income YoY growth		18.0%	(15.6)%	(90.3)%	292.0%	44.1%	(24.7)%
EPS	$1.05	$1.23	$1.03	$0.10	$0.39	$1.48	$1.12

Source: Projections per ICN Management as of 27-May-2003 and historicals per public filings

Note: Projections for RNA assume growth in patients treated for Hepatitis C, U.S. generic ribavirin entry in the beginning of 2004, and moderate R&D spend. Assumes that 2003 is pro forma for the stand-alone and buy-back scenarios.

1.	Assumes buy-back occurs at RNA market price of $4.95 as of 27-May-2003 and consideration is paid in cash from balance sheet.

CONFIDENTIAL

ICN Key Financials – Cash Flow / Capitalization / Credit Ratios Comparison of Various Strategic Alternatives ($ in millions)

Illustrative and Preliminary

		Status Quo		Spin-off RNA		Buyback Public Float[1]

Cash Flow	2002A	2003E	2004E	2003E	2004E	2003E	2004E

EBITDA	$267	$288	$228	$104	$128	$288	$228
Free cash flow	293	272	199	85	82	272	199

Capitalization
Cash accessible	$165	$401	$440	$401	$405	$431	$538
Total debt	485	479	479	479	479	479	479
Shareholder equity [2]	704	815	883	603	605	815	883

Total capitalization	1,189	1,294	1,362	1,082	1,084	1,294	1,362

Credit Ratios
Total debt / EBITDA	1.8 x	1.7 x	2.1 x	4.6 x	3.7 x	1.7 x	2.1 x
EBITDA / Gross int. expense	6.2 x	9.2 x	7.3 x	3.3 x	4.1 x	9.2 x	7.3 x
Total debt / Capitalization	40.8%	37.0%	35.2%	44.3%	44.2%	37.0%	35.2%

Source: Projections per ICN Management as of 27-May-2003 and historicals per public filings

Note: Projections for RNA assume growth in patients treated for Hepatitis C, U.S. generic ribavirin entry in the beginning of 2004, and moderate R&D spend. Assumes that 2003 is pro forma for the stand-alone and buy-back scenarios.

1.	Assumes buy-back occurs at RNA market price of $4.95 as of 27-May-2003 and consideration is paid in cash from balance sheet.

2.	Prior to write-down of in-process R&D.

CONFIDENTIAL

Comparison of Selected Specialty Pharma Companies Public Market Valuation Metrics ($ in millions, except per share data)

Illustrative and Preliminary

		2003E		Net Income		P/E Multiples
	Public Equity							'03 EBITDA	Debt/	Credit
	Market Cap	Revenues	EBITDA	2003E	2004E	2003E	2004E	Margin	'03 EBITDA	Rating (3)

ICN (Status quo)	$1,109	$777	$288	$104	$88	10.7 x	12.6 x	37.0%	1.7 x	BB (Negative)
ICN (RNA Spin-off)(1)	—	518	104	9	34	—	—	20.1	4.6	BB- (Stable/Neg)
ICN (RNA Buy-back)(1)(2)	—	777	288	127	96	—	—	37.0	1.7	BB (Stable)
Biovail	$7,604	$991	$492	$360	$450	21.0 x	16.8 x	49.6%	1.5 x	Ba3 / BB+
Endo	2,402	495	206	126	114	17.1	18.7	41.6	0.0	-/-
Ivax	3,439	1,338	257	128	170	25.2	18.9	19.2	3.5	-/-
King	3,431	1,574	702	375	448	9.3	7.9	44.6	0.5	B2 / BB+
Medicis	1,659	264	113	67	80	24.5	21.4	42.9	3.5	-/-
Shire	3,277	1,210	423	283	318	12.2	10.8	34.9	1.6	-/-
Watson	3,995	1,436	411	195	228	20.5	17.8	28.7	1.8	Ba1 / BBB-
Mean	$3,687	$1,044	$372	$219	$258	18.5 x	16.1 x	37.4%	1.8 x

Source: Projections for ICN per ICN Management as of 27-May-2003. Other companies information per IBES, Bloomberg as of 27-May-2003 and per Wall Street research and public filings as of latest available date. Debt numbers per latest quarterly filing

1.	Assumes that 2003 is pro forma for the spin-off and buy-back scenarios.

2.	Assumes buyback occurs at RNA market price of $4.95 as of 27-May-2003 and consideration is paid in cash from balance sheet.

3.	Estimated credit rating for ICN spin-off and buy-back.

CONFIDENTIAL

Comparison of Credit Ratios to Valuation Selected Specialty Pharmaceutical Companies

Source: Projections for ICN per ICN Management as of 27-May-2003. Other information per IBES and Bloomberg as of 27-May-2003

CONFIDENTIAL

Analysis at Various Prices for ICN – Status Quo ($ in millions, except per share data)

2003 EPS(1)	$1.23
2004 EPS(1)	$1.03

Premium / (Discount) to Current Market Price (5/27/03)			(50.0)%		(25.0)%		0.0%		25.0%		50.0%
ICN Pro Forma Price Per Share ($)			$6.61		$9.92		$13.22		$16.53		$19.83

Equity Consideration — Diluted ($) (2)(3)			555		832		1,109		1,386		1,664
Enterprise Value (4)			728		1,006		1,283		1,560		1,838
Eq. Cons. — Diluted / Net Income	2003E	$104	5.3	x	8.0	x	10.7	x	13.3	x	16.0	x
	2004E	$88	6.3	x	9.5	x	12.6	x	15.8	x	19.0	x

Source: Projections per ICN Management as of 27-May-2003

1.	2003 EPS based on 84.4 million shares and 2004 EPS based on 85.0 million shares per “if-converted” accounting method.
2.	Assumes 83.9 million basic shares outstanding as of 12-May-2003.
3.	Assumes 5.5 million options outstanding with a weighted average strike price of $19.81. Assumes options outstanding are not tax-deductible.
4.	Assumes net debt of $174 million as of 31-Mar-2003 per 10Q.

CONFIDENTIAL

Analysis at Various Prices for ICN — RNA Spin-off Case ($ in millions, except per share data)

Illustrative and Preliminary

2003 EPS(1)	$0.10
2004 EPS(1)	$0.39

Premium / (Discount) to Current Implied Market Price (5/27/03) (2)			(50.0)%	(25.0)%	0.0%	25.0%	50.0%
ICN Pro Forma Price Per Share ($)			$3.07	$4.60	$6.13	$7.67	$9.20

Equity Consideration — Diluted ($) (2)(3)(4)			257	386	515	643	772
Enterprise Value (5)			431	560	688	817	946
Eq. Cons. — Diluted / Net Income	2003E	$9	30.0 x	45.0 x	60.1 x	75.1 x	90.1 x
	2004E	$34	7.7 x	11.5 x	15.3 x	19.2 x	23.0 x

Source: Projections per ICN Management as of 27-May-2003

1.	2003 EPS based on 84.4 million shares and 2004 EPS based on 85.0 million shares per “if-converted” accounting method.

2.	Assumes 80.07% of RNA equity value excluded from ICN equity value as of 27-May-2003.

3.	Assumes 83.9 million basic shares outstanding as of 12-May-2003.

4.	Assumes 5.5 million options outstanding with a weighted average strike price of $19.81. Assumes options outstanding are not tax-deductible.

5.	Assumes net debt of $174 million as of 31-Mar-2003 as per 10Q.

CONFIDENTIAL

Analysis at Various Prices for ICN — RNA Buyback Case ($ in millions, except per share data)

Illustrative and Preliminary

2003 EPS(1)	$1.48
2004 EPS(1)	$1.12

Premium / (Discount) to Current Market Price (5/27/03)			(50.0)%	(25.0)%	0.0%	25.0%	50.0%
ICN Pro Forma Price Per Share ($)			$6.61	$9.92	$13.22	$16.53	$19.83

Equity Consideration — Diluted ($) (2)(3)			555	832	1,109	1,386	1,664
Enterprise Value (4)			580	858	1,135	1,412	1,690
Eq. Cons. — Diluted / Net Income	2003E	$127	4.4 x	6.6 x	8.7 x	10.9 x	13.1 x
	2004E	$96	5.8 x	8.7 x	11.6 x	14.5 x	17.4 x

Source: Projections per ICN Management as of 27-May-2003
Note: Assumes buy-back occurs at RNA market price of $4.95 as of 27-May-2003 and consideration is paid in cash from balance sheet.

1.	2003 EPS based on 97.9 million shares and excludes after-tax interest expense for outstanding convertible debt and 2004 EPS based on 85.0mm shares per “if-converted” accounting method.
2.	Assumes 83.9 million basic shares outstanding as of 12-May-2003.
3.	Assumes 5.5 million options outstanding with a weighted average strike price of $19.81. Assumes options outstanding are not tax-deductible.
4.	Assumes net debt of $174 million as of 31-Mar-2003 per 10Q. Cash accounts for consideration of $148mm based on RNA market price of $4.95 as of 27-May-2003.

CONFIDENTIAL

Comparison of Implied Equity Values Status Quo vs. Spin-off vs. Buy-Back ($ in millions, except per share amounts)

Illustrative and Preliminary

Source: Projections per ICN Management as of 27-May-2003
1.	Assumes buy-back occurs at RNA market price of $4.95 as of 27-May-2003 and consideration is paid in cash from balance sheet.
2.	In spin-off scenario, total share value equals one share of ICN stock and 1.43 shares of RNA stock, based on current ICN holdings of RNA and total ICN shares outstanding
3.	Assumes 83.9 million basic shares outstanding as of 12-May-2003.

CONFIDENTIAL

Analysis at Various Prices for RNA ($ in millions, except per share data)

Illustrative and Preliminary

Current Share Price 27-May-2003	$4.95
Basic Shares Outstanding (mm)	150.0
ICN Ownership	80.07%

Price Per Share		$3.50	$4.25	$5.00	$5.75	$6.50

Implied Premium to Market		(29)%	(14)%	1%	16%	31%

Premium / (Discount) to Average Price From:
IPO to 27-May-2003	$6.10	(43)%	(30)%	(18)%	(6)%	7%
3 Months Ending 27-May-2003	$4.51	(22)%	(6)%	11%	27%	44%
1 Month Ending 27-May-2003	$4.57	(23)%	(7)%	9%	26%	42%
Value of 19.93% Stake (1)		$105	$127	$149	$172	$194

Source: Projections per ICN Management as of 27-May-2003
1.	RNA 2003 and 2004 EPS based on 169.4 million shares per “if-converted” accounting method.
2.	Purchase price assumes consideration paid for basic shares only.

CONFIDENTIAL

Summary of Buy-In Scenarios Comparison of Financing Alternatives – Cash EPS

Illustrative and Preliminary

ICN Share Price (1)	$13.22
ICN Status Quo	EPS (2)
2003E	$1.23
2004E	$1.03

	Form of Consideration

	Equity	Cash (3)	70% Cash / 30% Stock

$3.50 Purchase Price per Share
Accretion / (Dilution)
2003E	12.2%	20.4%	17.8%
2004E	1.3%	9.5%	6.9%
$5.00 Purchase Price per Share
Accretion / (Dilution)
2003E	8.7%	20.1%	16.4%
2004E	(2.3)%	9.0%	5.3%
$6.50 Purchase Price per Share
Accretion / (Dilution)
2003E	5.2%	19.7%	15.0%
2004E	(5.6)%	8.5%	3.8%

Source: Projections per ICN Management as of 27-May-2003
1.	Market price as of 27-May-2003.
2.	Assumes 80.07% of RNA reflected in ICN’s results.
3.	Cost of cash is 1.5%.

CONFIDENTIAL

Form of Consideration

	Stock	Cash

Pros	• Preserves existing cash balance • Preserves debt capacity • Premiums tend to be lower • Potentially offers upside for RNA shareholders
•  Attractive relative to issuing equity at current ICN stock price
•  Accretive impact on EPS
•  Maintains option to raise equity following share price appreciation
•  Offer value not subject to stock price fluctuations

Cons	• Expensive acquisition currency at current ICN stock price • Potentially dilutive to EPS • Potential pressure on ICN stock price • Offer value will fluctuate during transaction process	• Reduced cash balance • Potential credit implications • Premiums tend to be higher • No upside for RNA shareholders

CONFIDENTIAL

II. Market Information on RNA

CONFIDENTIAL

RNA Stock Price Performance Stock Price and Trading Volume Since IPO

Source: Factset as of 27-May-2003

CONFIDENTIAL

RNA Shares Traded at Various Prices Since IPO

% of Total	5.6%	15.3%	20.5%	17.2%	4.7%	2.7%	0.3%	5.9%	2.0%	22.3%	3.6%
Cumulative %	5.6%	20.9%	41.4%	58.5%	63.2%	65.9%	66.2%	72.1%	74.9%	96.4%	100.0%

Source: Muller as of 27-May-2003

CONFIDENTIAL

RNA Shares Traded at Various Prices Last Six Months

% of Total	9.2%	5.4%	20.8%	16.8%	15.5%	4.3%	16.7%	6.3%	1.8%	3.2%
Cumulative %	9.2%	14.6%	35.4%	52.2%	67.7%	71.9%	88.6%	95.0%	96.8%	100.0%

Source: Muller as of 27-May-2003

CONFIDENTIAL

RNA Stock Price Performance Indexed Performance vs. Comparables

	1 Month	3 Months	6 Months	One Year	Since RNA IPO

RNA	18.7%	8.3%	(16.8)%	(53.0)%	(54.2)%
Profitable Biotech[1]	15.2	36.4	22.3	16.0	2.3
Lead-late stage Biotech[2]	32.4	65.9	25.9	27.4	(4.6)
BTK	25.7	42.8	22.4	9.7	(3.3)
S&P 500	5.9	13.6	1.3	(12.2)	(14.4)

Source: Factset as of 27-May-2003

1.	Profitable Biotech companies include Amgen, Biogen, Celgene, Cephalon, Chiron, Genentech, Genzyme, Gilead Sciences, IDEC Pharmaceuticals, MedImmune, QLT and SangStat Medical.

2.	Lead-late Stage Biotech companies include Amylin, Cell Therapeutics, CV Therapeutics, ICOS, ImClone Systems, InterMune, Ligand Pharmaceuticals, Millennium Pharmaceuticals, Neurocrine Biosciences, NPS Pharmaceuticals, OSI Pharmaceuticals, Tanox, Trimeris and Vertex Pharmaceuticals.

CONFIDENTIAL

Comparison of Public Market Valuations Selected Profitable Biotechnology Companies ($ in millions, except per share data)

									Calendarized					PE/5-Year
	% of 52	Equity	LTM		LTM		LTM		P/E Multiples				5-Year	EPS CAGR
	Week	Market	Rev.		R&D		EBIT						EPS
	High	Cap (1)	Mult.		Mult.		Mult.		2003		2004		CAGR	2003		2004

Company
Ribapharm	47%	$743	2.5	x	12.9	x	3.4	x	7.4	x	10.4	x	20.0%	0.4	x	0.5	x
Profitable Companies
Amgen	99%	$84,900	12.2	x	61.7	x	31.2	x	34.4	x	28.0	x	21.0%	1.6	x	1.3	x
Biogen	84	6,389	4.8		15.2		18.7		23.9		22.0		12.0	2.0		1.8
Celgene	100	2,834	16.8		28.1		NM		NM		62.0		NA	NA		NA
Cephalon	78	2,562	5.4		21.9		28.3		30.8		22.0		31.5	1.0		0.7
Chiron	100	8,533	5.8		24.6		36.9		30.7		25.7		18.5	1.7		1.4
Genentech	100	33,959	11.6		51.0		54.1		57.0		46.6		22.0	2.6		2.1
Genzyme	100	10,633	8.7		47.4		36.0		35.9		29.3		20.0	1.8		1.5
Gilead Sciences	100	11,929	20.3		61.8		NM		62.2		36.1		41.0	1.5		0.9
IDEC Pharmaceuticals	85	6,576	13.2		56.1		24.7		37.4		30.5		22.5	1.7		1.4
MedImmune	99	9,089	8.0		58.7		27.6		39.7		30.8		23.0	1.7		1.3
QLT	77	805	4.5		12.0		15.6		23.0		18.9		25.0	0.9		0.8
SangStat Medical	53	349	2.1		14.0		31.3		37.7		23.8		NA	NA		NA
High	100%	$84,900	20.3	x	61.8	x	54.1	x	62.2	x	62.0	x	41.0%	2.6	x	2.1	x
Mean	90	14,880	9.4		37.7		30.4		37.5		31.3		23.6	1.6		1.3
Median	99	7,555	8.4		37.7		29.7		35.9		28.7		22.2	1.7		1.3
Low	53	349	2.1		12.0		15.6		23.0		18.9		12.0	0.9		0.7

Source: Factset, IBES and public filings as of 27-May-2003

1.	Equity Market Cap and Enterprise Value based on diluted shares outstanding, including “in-the-money” convertible debt.

CONFIDENTIAL

Comparison of Public Market Trading Multiples Selected Profitable Biotechnology Companies

Source: Factset, public filings and IBES as of 27-May-2003

Note: Median excludes RNA

CONFIDENTIAL

Summary of Analyst Estimates for RNA

						5-Year
		Estimate	2003E	2004E	2005E	Growth
Firm	Analyst	Date	EPS	EPS	EPS	Rate	Recomm.

Gerald Klauer Mattison	L. Smith	05-May-03	$0.63	$0.42	N/A	20%	Neutral
SG Cowen	I. Sanderson	06-May-03	$0.70	$0.53	$0.50	N/A	Market Perform
Median			$0.67	$0.48	$0.50	20.0%

Source: IBES and Bloomberg as of 27-May-2003	22

CONFIDENTIAL

Summary of Historical Analyst Estimates for RNA

Source: Factset and IBES as of 27-May-2003	23

CONFIDENTIAL

RNA Price to Earnings Performance RNA P/E vs. Comparables

	1 Month Ago	3 Months Ago	6 Months Ago	At IPO

RNA	6.2x	5.9x	7.9x	NA
Profitable Biotech[1]	32.5x	32.6x	36.3x	48.2x
S&P 500	19.5x	17.6x	19.5x	24.6x

Source: Factset and IBES as of 27-May-2003

1.	Profitable Biotechs include Amgen, Biogen, Celgene, Cephalon, Chiron, Genentech, Genzyme, Gilead Sciences, IDEC Pharmaceuticals, MedImmune, QLT and SangStat Medical.

CONFIDENTIAL

Ribapharm Summary of Key Financials Primary Case	Illustrative and Preliminary

							2007E

	2001A	2002A	2003E	2004E	2005E	2006E	w/o Pipeline	w/ Pipeline

Revenue	144	270	259	139	132	128	122	501
Revenue YoY growth		88.2%	(4.1)%	(46.5)%	(4.5)%	(2.9)%	(5.0)%	290.1%
COGS	0	0	0	0	0	0	0	81
R&D	25	47	56	50	47	42	19	19
SG&A	6	19	22	18	19	19	20	163
Total Operating Expenses	31	66	79	68	66	61	39	263

Operating Income	112	204	180	70	67	67	83	238
Operating Margin	78.3%	75.5%	69.5%	50.7%	50.4%	52.4%	68.1%	47.5%
D&A	2	3	4	4	5	7	7	7

EBITDA	115	207	184	74	72	74	90	245
EBITDA Margin	79.8%	76.5%	70.9%	53.4%	54.1%	57.5%	73.7%	48.9%

Net Income	$72	$129	$120	$47	$45	$46	$55	$155
Net Income Margin	50.1%	47.8%	46.2%	33.9%	34.0%	35.6%	45.1%	31.0%

EPS	$0.48	$0.86	$0.77	$0.28	$0.27	$0.27	$0.33	$0.92

Source: Historicals per public filings and projections per ICN Management as of 27-May-2003

Note: Projections for RNA assume growth in patients treated for Hepatitis C, U.S. generic ribavirin entry in the beginning of 2004, and moderate R&D spend.

CONFIDENTIAL

RNA’s Relative Valuation Earnings Growth is a Key Driver for Valuation

Legend
Represents $1bn Market Cap
2003 P/E
80.0x
70.0x
60.0x
50.0x
40.0x
30.0x
20.0x
10.0x
0.0x
Gilead
Genentech
MedImmune
Genzyme
IDEC
Chiron
Amgen
Cephalon
QLT
Biogen
RNA (Internal)[1]
RNA (IBES)[2]
0 %
10 %
20 %
30 %
40 %
50 %
60 %
Long-Term Growth Rate

PEG Ratios

Genentech	2.6x
Biogen	2.0
Genzyme	1.8
IDEC	1.7
Chiron	1.7
MedImmune	1.7
Amgen	1.6
Gilead	1.5
Cephalon	1.0
QLT	0.9
RNA (Internal)[1]	0.9
RNA (IBES)[2]	0.4

Source: RNA (Internal) projections per ICN Management as of 27-May-2003. Other information per Factset and IBES as of 27-May-2003

1.	Projections for RNA per ICN Management as of 27-May-2003 and assume growth in patients treated for Hepatitis C, U.S. generic ribavirin entry in the beginning of 2004, and moderate R&D spend.

2.	Projections per IBES.

CONFIDENTIAL

A Closer Look at the RNA Shareholder Base Historical Ownership Analysis ($ in millions)

The largest three holders of RNA stock hold approximately 47% of RNA’s public float

	Shares Held

		Equity Assets
Name	Style	($mm)	31-Mar-2003	31-Dec-2002	30-Sep-2002	30-Jun-2002	At IPO

Wellington Management Company, LLP	Core Value	138,635	6,081,058	6,087,558	5,988,900	7,791,600	7,228,900
Heartland Advisors Inc.	Deep Value	1,138	5,411,000	5,278,150	4,443,900	2,462,950	500,000
Franklin Mutual Advisers, LLC	Deep Value	6,981	2,510,600	2,688,600	2,688,600	2,533,200	1,500,000
Perry Capital, L.L.C.	Hedge Fund	2,479	1,575,900	1,173,800	0	0	0
Franklin Advisers, Inc.	Income Value	23,140	1,308,342	1,308,742	1,303,742	1,303,742	1,250,000
OSS Capital Management, L.P.	Hedge Fund	126	1,095,900	755,600	0	0	0
Sandell Asset Management	Hedge Fund	43	850,000	1,117,300	0	0	0
Iridian Asset Management LLC	Core Value	7,908	728,700	0	0	0	0
John A. Levin & Company, Inc.	GARP	7,805	597,500	484,900	0	0	0
Kilkenny Capital Management, L.L.C.	Hedge Fund	89	498,800	512,600	447,100	421,800	0
Norges Bank	GARP	34,474	367,961	367,961	0	0	0
Westchester Capital Management, Inc.	Hedge Fund	536	359,100	175,000	0	0	0
JD Capital Management, LLC	Hedge Fund	255	280,000	0	0	0	0
Northern Trust Company of Connecticut	GARP	2,601	275,000	261,900	175,000	118,700	10,000
David J. Greene & Company, LLC	Deep Value	1,496	240,200	378,500	198,500	165,200	0
Freeman Associates Investment Management, L.L.C.	Core Value	1,810	219,500	211,800	91,800	84,600	0
Glenview Capital Management, L.L.C.	Growth	478	200,000	765,500	1,506,400	1,552,100	200,000
Oppenheim Kapitalanlagegesellschaft mbH	Core Value	6,006	140,300	140,300	140,300	140,300	0
Morgan Stanley Investment Management Inc. (US)	GARP	96,323	123,253	39,828	0	31,785	250,000
Argus Partners, L.L.C.	Sector Specific	373	100,000	0	0	0	0
Tudor Investment Corporation	GARP	2,545	100,000	0	0	0	0
Paloma Partners Management Company	Hedge Fund	2,290	80,721	71,454	0	0	0
Ursus Capital Management, L.L.C.	Aggres. Gr.	62	65,000	85,000	85,000	50,000	0
Optimix Vermogensbeheer N.V.	NA	112	62,000			62,000	0
UOB Asset Management Ltd.	Emerg. Mkts.	587	57,600	57,600	48,100	48,100	0

Weighted Average Share Price[1]			$5.64	$4.63	$5.51	$10.49	NA

Source: TF-CTS

1.	For respective quarter. For 30-Jun-2002, calculated from time of IPO.

CONFIDENTIAL

A Closer Look at the RNA Shareholder Base
Holders of the Biotechnology Peer Sector
($ in millions)

Virtually no cross-ownership exists between the largest holders of RNA stock and holders of stock in the selected comparable biotechnology companies

Top 25 Institutional Holders of the Sector Comparables

		Equity	RNA	Profitable	Pipeline
		Assets	Pos.	Comps[1]	Comps[2]
Name	Style	($mm)	($mm)	($mm)	($mm)

Wellington Management Company, LLP	Core Value	$138,635	$29	$3,362	$131
Heartland Advisors Inc.	Deep Value	1,138	26	0	0
Franklin Mutual Advisers, LLC	Deep Value	6,981	12	0	0
Perry Capital, L.L.C.	Hedge Fund	2,479	8	1	0
Franklin Advisers, Inc.	Income Value	23,140	6	548	14
OSS Capital Management, L.P.	Hedge Fund	127	5	0	0
Sandell Asset Management	Hedge Fund	43	4	0	0
Iridian Asset Management LLC	Core Value	7,908	3	568	0
John A. Levin & Company, Inc.	GARP	7,805	3	1	0
Kilkenny Capital Management, L.L.C.	Hedge Fund	89	2	13	0
Norges Bank	GARP	34,474	2	142	6
Westchester Capital Management, Inc.	Hedge Fund	536	2	1	0
JD Capital Management, LLC	Hedge Fund	255	1	1	0
Northern Trust Company of Connecticut	GARP	2,601	1	40	2
David J. Greene & Company, LLC	Deep Value	1,496	1	1	0
Freeman Associates Investment Management, L.L.C.	Core Value	1,810	1	29	0
Glenview Capital Management, L.L.C.	Growth	478	1	0	0
Oppenheim Kapitalanlagegesellschaft mbH	Core Value	6,006	1	69	2
Morgan Stanley Investment Management Inc. (US)	GARP	96,323	1	1,804	58
Argus Partners, L.L.C.	Sector Specific	373	0	38	6
Tudor Investment Corporation	GARP	2,545	0	0	0
Paloma Partners Management Company	Hedge Fund	2,290	0	13	0
Ursus Capital Management, L.L.C.	Aggres. Gr.	62	0	5	0
Optimix Vermogensbeheer N.V.	NA	112	0	3	0
UOB Asset Management Ltd.	Emerg. Mkts.	587	0	3	0

Top 25 Mutual Fund Holders of the Sector Comparables

		Equity	RNA	Profitable	Pipeline

		Assets	Pos.	Comps[1]	Comps[2]
Name	Style	($mm)	($mm)	($mm)	($mm)

Heartland Value Fund	GARP	$863	$14	$0	$0
Mutual Beacon Fund	GARP	2,550	13	0	0
State Street Research Mid-Cap Value Fund	Deep Value	404	4	5	0
Franklin Small-Mid Cap Growth Fund	Growth	5,830	3	23	0
Franklin Flex Cap Growth Fund	Core Growth	1,159	3	86	0
Talvest Global Health Care Fund	Sector Specific	473	3	42	3
Norges Bank statens Petroleumsfond	NA	32,629	2	142	6
State Street Research Asset Allocation Fund	Core Growth	280	1	8	0
Hartford Global Health HLS Fund, Inc.	NA	216	1	21	7
Hartford Global Health Fund	Sector Specific	175	1	16	5
Heartland Value Plus Fund	Core Value	52	1	0	0
Prudential Health Sciences Fund	Sector Specific	231	1	27	1
Oppenheim Pharma/Wealth	NA	393	1	57	2
CDC Nvest Capital Growth Fund	Aggres. Gr.	76	0	1	0
Oppenheimer Main Street Small Cap Fund	Growth	958	0	4	5
John Hancock Variable Small/Mid-Cap Growth	NA	138	0	2	0
State Street Research Health Sciences Fund	Specialty	24	0	2	0
CDC Nvest Star Value Fund	Deep Value	127	0	0	0
Optimix Biotech Fund	NA	11	0	3	0
United Global Healthcare Fund	NA	47	0	3	0
Mutual Beacon Fund (Canada)	NA	65	0	0	0
Evergreen VA Small Cap Value Fund	NA	32	0	0	0
Share SICAV Health Care	NA	23	0	2	1
AXA Premier VIP Health Care Portfolio	NA	49	0	5	1
CDC Nvest Star Growth Fund	Growth	53	0	1	0

Source: TF/Carson

1.	Profitable Comparables include Amgen, Biogen, Celgene, Cephalon, Chiron, Genentech, Genzyme, Gilead Sciences, IDEC Pharmaceuticals, MedImmune, QLT Pharmaceuticals and SangStat Medical.

2.	Pipeline Comparables include Antigenics, Esperion, Exelixis, Onyx, Regeneron, Telik and Tularik.

CONFIDENTIAL

Investor Style Analysis

     Ribapharm’s investor base lags its sector in its percentage of growth investors

Source: TF/Carson

1.	Profitable Comparables include Amgen, Biogen, Celgene, Cephalon, Chiron, Genentech, Genzyme, Gilead Sciences, IDEC Pharmaceuticals, MedImmune, QLT and SangStat Medical.

2.	Pipeline Comparables include Antigenics, Esperion, Exelixis, Onyx, Regeneron, Telik and Tularik.

CONFIDENTIAL

ICN and RNA Cross Ownership
Institutional Ownership
($ in millions)

     A large amount of cross-ownership exists between institutional-holders of ICN and Ribapharm

Top 25 RNA Institutional Owners

		Equity	RNA	ICN
		Assets	Pos.[1]	Pos.[1]
Name	Style	($mm)	($mm)	($mm)

Wellington Management Company, LLP	Core Value	$138,635	$29	$15
Heartland Advisors Inc.	Deep Value	1,138	26	31
Franklin Mutual Advisers, LLC	Deep Value	6,981	12	46
Perry Capital, L.L.C.	Hedge Fund	2,479	8	17
Franklin Advisers, Inc.	Income Value	23,140	6	12
OSS Capital Management, L.P.	Hedge Fund	127	5	1
Sandell Asset Management	Hedge Fund	43	4	0
Iridian Asset Management LLC	Core Value	7,908	3	50
John A. Levin & Company, Inc.	GARP	7,805	3	0
Kilkenny Capital Management, L.L.C.	Hedge Fund	89	2	4
Norges Bank	GARP	34,474	2	0
Westchester Capital Management, Inc.	Hedge Fund	536	2	14
JD Capital Management, LLC	Hedge Fund	255	1	0
Northern Trust Company of Connecticut	GARP	2,601	1	1
David J. Greene & Company, LLC	Deep Value	1,496	1	11
Freeman Associates Investment Management, L.L.C.	Core Value	1,810	1	0
Glenview Capital Management, L.L.C.	Growth	478	1	4
Oppenheim Kapitalanlagegesellschaft mbH	Core Value	6,006	1	0
Morgan Stanley Investment Management Inc. (US)	GARP	96,323	1	7
Argus Partners, L.L.C.	Sector Specific	373	0	0
Tudor Investment Corporation	GARP	2,545	0	15
Paloma Partners Management Company	Hedge Fund	2,290	0	0
Ursus Capital Management, L.L.C.	Aggres. Gr.	62	0	0
Optimix Vermogensbeheer N.V.	NA	112	0	0
UOB Asset Management Ltd.	Emerg. Mkts.	587	0	0

Top 25 ICN Institutional Owners

		Equity	RNA	ICN
		Assets	Pos.	Pos.
Name	Style	($mm)	($mm)	($mm)

Smith Barney Asset Management	GARP	$85,766	$0	$69
Iridian Asset Management LLC	Core Value	7,908	3	50
Franklin Mutual Advisers, LLC	Deep Value	6,981	12	46
LSV Asset Management	Deep Value	9,252	0	34
Heartland Advisors Inc.	Deep Value	1,138	26	31
New Jersey Division of Investment	Core Growth	29,593	0	30
PAR Capital Management, Inc.	Growth	698	0	19
Perry Capital, L.L.C.	Hedge Fund	2,479	8	17
Tudor Investment Corporation	GARP	2,545	0	15
Wellington Management Company, LLP	Core Value	138,635	29	15
Franklin Portfolio Associates, L.L.C.	Deep Value	13,496	0	14
Westchester Capital Management, Inc.	Hedge Fund	536	2	14
Dimensional Fund Advisors, Inc.	Deep Value	22,331	0	14
Whitney Asset Management, LLC	Hedge Fund	5,857	0	13
Brandywine Asset Management, Inc.	Deep Value	4,829	0	12
Franklin Advisers, Inc.	Income Value	23,140	6	12
Becker Capital Management, Inc.	Core Value	1,062	0	12
David J. Greene & Company, LLC	Deep Value	1,496	1	11
Hathaway & Associates Ltd.	Core Growth	261	0	11
Fleet Investment Advisors, Inc.	GARP	25,633	0	10
Morgan Stanley Investment Management Inc. (US)	GARP	96,323	1	7
Teacher Retirement System of Texas	GARP	45,213	0	5
Franklin Templeton Investments Corp.	Core Value	2,449	0	5
Renaissance Technologies Corp.	Hedge Fund	14,810	0	5
Glenview Capital Management, L.L.C.	Growth	478	1	4

Source: TF/Carson

1.	Position as of latest filing.

CONFIDENTIAL

Challenges for Ribapharm

•	Capital Markets Receptivity

•	Generics Competition

•	Product Development Pipeline

•	R&D Capabilities

•	Earnings Growth

•	Strategic Vulnerability / Flexibility

CONFIDENTIAL

III. Overview of Buy-In Process and Key Issues

CONFIDENTIAL

Process Outline for RNA Minority Buy-In

CONFIDENTIAL

Preliminary Timetable

			Week	Week	Week	Week	Week	Week	Week	Week
			1	2	3	4	5	6	7	8

•	Announcement of the tender offer
	—	Notify RNA Board
	—	Issue press release
•	Commencement of the tender offer
	—	File Schedule TO/13E-3 with the SEC
	—	Issue press release announcing commencement of tender offer
	—	Publish tombstone advertisement
	—	Mail tender offer materials to stockholders
•	Continue Tender
	—	RNA files 14D-9
•	Expiration of the tender offer (1)
	—	Notify depository of acceptance of tendered shares
	—	Issue press release announcing termination of tender offer and the number of tendered shares
	—	File final amendment to Schedule TO/13E-3
	—	File Schedule 13D and Form 4
	—	Announce any subsequent offering period
	—	Distribute cash to RNA stockholders
•	Effect short-form merger
	—	Effect short-form merger
	—	Issue press release announcing merger
	—	Distribute cash to RNA stockholders
	—	De-list RNA

1.	Assumes no extension of the offer; 1-2 extensions are likely.

CONFIDENTIAL

Key Issues for ICN to Consider Regarding RNA Buyback

Process		Valuation

-	Legal considerations	-	Intrinsic value
-	Negotiated deal vs. unilateral approach	-	RNA trading history
-	Timing issues / approach	-	Comparables analysis
-	Impact on outstanding indebtedness	-	Premium analysis
-	RNA reaction	-	Precedent transactions
		-	Valuation of ICN (if stock is used)

Capital Markets Reaction		Form of Consideration/Financing

-	Strategic rationale	-	Cash vs. stock
-	Pro forma financial impact on ICN	-	Cash on hand vs. debt
-	Communication strategy	-	Timing
-	Arbitrage activity
-	Potential stock price impact

CONFIDENTIAL

IV. Precedent Minority Transactions

CONFIDENTIAL

Premiums Paid in Precedent Minority Buy-In Transactions 1995 – 2003YTD[1]

Source: SDC as of 27-May-2003.
1. Closed transactions greater than $70mm in size.

CONFIDENTIAL

Goldman Sachs

# Summary of Premiums Paid in Recent Minority Buy-Ins

## Tender/Exchange Offers and Mergers - 1995 – 2003YTD[1]

**72 Total Transactions**

| | % Held Prior | Initial Premium to 1 Day Prior | Final Premium to 1 Day Prior[2] | Premium to 52 Wk. High | % Increase (Decrease) in Offer |
|---|---|---|---|---|---|
| Avg. | 70% | 19% | 31% | (6)% | 10% |

**46 Cash Transactions**

| | % Held Prior | Initial Premium[2] | Final Premium[2] | Premium to 52 Wk. High | % Increase In Offer |
|---|---|---|---|---|---|
| Avg. | 69% | 22% | 37% | (4)% | 14% |

**17 Stock Transactions**

| | % Held Prior | Initial Premium[2] | Final Premium[2] | Premium to 52 Wk. High | % Increase In Offer |
|---|---|---|---|---|---|
| Avg. | 74% | 15% | 20% | (15)% | 4% |

**9 Combination Transactions**

| | % Held Prior | Initial Premium[2] | Final Premium[2] | Premium to 52 Wk. High | % Increase In Offer |
|---|---|---|---|---|---|
| Avg. | 69% | 16% | 17% | (1)% | 1% |

38

Summary of Premiums Paid in Recent Minority Buy-Ins Tender/Exchange Offers and Mergers - 1995 - 2003YTD1 Source: SDC as of 27-May-2003. Closed transactions greater than $70mm in size. Premium to price one day prior to announcement. 72 Total Transactions Avg. 70% 19% 31% (6) % 10% Initial Final % Premium Premium Premium % Increase Held to 1 Day to 1 Day to 52 (Decrease) Prior Prior Prior2 Wk. High in Offer 46 Cash Transactions Avg. 69% 22% 37% (4)% 14% Premium % % to 52 Increase Held Initial Final Wk. In Prior Premium2 Premium2 High Offer 17 Stock Transactions Avg. 74% 15% 20% (15)% 4% Premium % % to 52 Increase Held Initial Final Wk. In Prior Premium2 Premium2 High Offer 9 Combination Transactions Avg. 69% 16% 17% (1)% 1% Premium % % to 52 Increase Held Initial Final Wk. In Prior Premium2 Premium2 High Offer

CONFIDENTIAL

Summary of Selected Tender Offer Recent Buy-In Transactions

	Thermo		Toronto		Limited –
	Electron	SBC –	Dominion –	Utilicorp	Intimate	Sabre -
Transaction	Spectra Physics	Prodigy	TDWaterhouse	Aquila	Brands	Travelocity

Date Announced	21-Aug-01	21-Sep-01	10-Oct-01	7-Nov-01	4-Feb-02	19-Feb-02
Date Effective	26-Feb-02	7-Nov-01	27-Nov-01	7-Jan-02	20-Mar-02	05-Apr-02
Target Background

Date of IPO	11-Dec-97	10-Feb-99	1-Apr-99	23-Apr-01	23-Oct-95	8-Mar-00[1]
Initial Ownership Level	73%	42%	89%	80%	84%	70%
State of Incorporation	Delaware	Delaware	Delaware	Delaware	Delaware	Delaware
Tactics and Timing[2]

Approach	Press release only on August 21	Press release and letter to board issued simultaneously	Board approached first. Press release 6 days later	Press release and letter to board issued simultaneously	Press release and letter to board issued simultaneously	Board approached first. Press release 6 days later
Tender Timing	64 days after press release	7 days after press release	5 days after press release	19 days after press release	19 days after press release	10 days after press release
Nature of Resolution	Neutral 14D-9 issued TO + 10 days. TO amended to reduce tender threshold from 90% to 86.5%, TO extended 5 days. TO closed TO+25 days with 93.6% tendered	Committee recommends amended offer	Committee recommends amended offer	Neutral 14D-9 issued TO + 10 days. TO closed TO + 23 days.	Neutral 14D-9 issued TO + 10 days. TO closed TO + 23 days.	Positive 14D-9 issued TO + 17 days (after Sabre amended offer). TO closed TO + 23 days
Agreement Timing	No agreement reached. Special committee remained neutral. Short form merger closed TO + 133	TO + 12 days	TO + 15 days	No agreement reached. Special committee conflicted out of opinion.	No agreement reached. Special committee conflicted out of opinion.	Sabre increased offer TO + 9 days. Special committee recommended offer. Short form merger closed TO + 27 days.

1. Represents effective date of Travelocity – Preview Travel merger.
2. All timing refers to business days.